UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934 (Amendment No.     )

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PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED APRIL 1, 2019

Dear Fellow Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Iconix Brand Group, Inc. (the “Company” or “Iconix”), which will be held on Tuesday, May 7, 2019, at 10:00 a.m., local time, at the offices of the Company, located at 1450 Broadway, Third Floor, New York, New York 10018.

Iconix is proud to be part of your portfolio and the Company thanks you for your support. The Notice of Annual Meeting and proxy statement (the “Proxy Statement”), which follow, describe the business to be conducted at the Annual Meeting.

The board of directors of the Company (the “Board of Directors” or the “Board”) has over the last four (4) years restructured the Company’s executive compensation and governance policies to respond to stockholder feedback. The Board, the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Governance Committee of the Board (the “Governance/Nominating Committee”) also continue to review the Company’s governance and compensation practices and will make additional changes where appropriate. Specifically, in 2018, we reduced the size of our Board from eight (8) directors to seven (7) directors and added one new independent director to our Board. In 2019, we further decreased the size of our Board from seven (7) directors to five (5) directors, effective upon the election of directors at the 2019 annual meeting of shareholders, to better align to the needs of our Company during this challenging financial period. The qualifications and biographies of all of our directors are provided in the attached Proxy Statement.

Whether or not you will be able to attend the Annual Meeting, it is very important that your shares are represented. We urge you to read the accompanying Proxy Statement carefully and to use the enclosed proxy card to vote for the Board of Directors’ nominees, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed proxy card.

Holders of shares as of the close of business on March 8, 2019, the record date for voting at the Annual Meeting, are urged to submit a proxy card, even if your shares were sold after such date.

If your brokerage firm, bank, dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in “street name” without your voting instructions. On “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. For example, under current broker voting rules, any election of a member of the Board of Directors is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, we appreciate a prompt submission of your vote. We hope to see you at the Annual Meeting. On behalf of the Company and your Board of Directors, thank you for your continued support.

Cordially,

Robert C. Galvin

President and Chief Executive Officer

April      , 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 7, 2019: The Notice of the Annual Meeting and accompanying Proxy Statement as well as the 2018 Annual Report on Form 10-K are available at: http://www.cstproxy.com/iconixbrand/2019.

Notice of
Annual Meeting
of Stockholders

To be held on TUESDAY, MAY 7, 2019

10:00 a.m., Local Time

1450 Broadway, Third Floor, New York, New York 10018

To the Stockholders of ICONIX BRAND GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Iconix Brand Group, Inc. (the “Company”) will be held on Tuesday, May 7, 2019, at 10:00 a.m., local time, at the Company’s offices at 1450 Broadway, Third Floor, New York, New York 10018, for the following purposes:

1.	To elect five (5) directors to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019;

3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;

4.	To approve a proposal to adopt an amendment to the Company’s Certificate of Incorporation, as amended, to authorize the Board to effect a reverse stock split of the issued shares of the Company’s common stock, $0.001 par value per share, at a reverse stock split ratio of not less than 1-for-2 and not more than 1-for- ; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

These items of business are more fully described in the proxy statement (the “Proxy Statement”) accompanying this Notice of the Annual Meeting.

Only stockholders of record at the close of business on March 8, 2019 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof. A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive office, located at 1450 Broadway, Third Floor, New York, New York 10018, for the ten (10) day period before the date of the Annual Meeting, between 9:00 a.m. and 5:00 p.m., local time, and at the place of the Annual Meeting during the Annual Meeting for any purpose germane to the Annual Meeting.

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF THE COMPANY AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE ANNUAL MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK TO GAIN ADMISSION TO THE ANNUAL MEETING.

YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE REQUEST THAT YOU READ THE PROXY STATEMENT AND VOTE YOUR SHARES BY VOTING VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PROVIDED ON THE ENCLOSED PROXY CARD OR BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Dated: April      , 2019

By Order of the Board of Directors,

F. Peter Cuneo

Chairman

 i

 ii

PROXY STATEMENT

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or the “Board”) of Iconix Brand Group, Inc., a Delaware corporation (the “Company”, “Iconix”, “we”, “us” or “our”), for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 7, 2019 at 10:00 a.m., local time, including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of the Annual Meeting. The Annual Meeting will be held at the Company’s offices, located at 1450 Broadway, Third Floor, New York, New York 10018. For directions to the Annual Meeting, please write to our Secretary at Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Proxies duly executed and returned to the management of the Company, and not revoked, will be voted at the Annual Meeting. Any proxy given may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy or by voting again at a later date on the Internet or by telephone, by written notification of such revocation to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person. Only the latest ballot or Internet or telephone proxy submitted by a stockholder prior to the Annual Meeting will be counted.

The address and telephone number of the principal executive offices of the Company are:

1450 Broadway, Third Floor

New York, New York 10018

Telephone No.: (212) 730-0030

EXPLANATORY NOTE

On March 14, 2019, the Company effected a 1-to-10 reverse stock split (the “Reverse Stock Split”) of its common stock. The Reverse Stock Split reduced the number of the Company’s outstanding shares of common stock from approximately 88.5 million shares to approximately 8.9 million shares. Unless the context otherwise requires, all share and per share amounts in this Proxy Statement have not been adjusted to reflect the Reverse Stock Split.

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OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on March 8, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 87,238,467 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), the Company’s only class of voting securities. Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

GENERAL INFORMATION

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following:

(1)	you can submit a valid proxy with a later date;

(2)	you can change your vote via the Internet or by telephone by following the instructions on the enclosed proxy card;

(3)	you can notify our Secretary in writing at Iconix Brand Group, Inc., c/o Secretary, 1450 Broadway, Third Floor, New York, New York 10018 that you have revoked your proxy; or

(4)	you can vote in person by written ballot at the Annual Meeting. If you are not a record holder of shares, you must provide a “legal” proxy from the record holder in order to vote your shares in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in “street name” through a broker, bank or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

Receipt of Multiple Proxy Cards

Many of our stockholders hold their shares in more than one account and may receive separate proxy cards or voting instructions forms for each of those accounts. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card you receive.

VOTING PROCEDURES

You may vote “FOR” the five (5) nominees to the Board of Directors or you may vote “against” any nominee you specify. The directors will be elected by a majority of the votes “cast” at the Annual Meeting (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee), provided a quorum is present. The reverse stock split proposal will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date. All other matters to be voted upon at the Annual Meeting will be decided by a majority of votes cast for such matter at the Annual Meeting, provided a quorum is present. A quorum is present if at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more inspector of elections who are expected to be one or more employees of the Company’s transfer agent. In accordance with Delaware law, abstentions, “votes against” and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.

Stockholders vote by casting ballots (in person or by proxy), which are tabulated by the inspector of elections. Abstentions and broker “non-votes” are included in the number of shares present at the Annual Meeting for quorum purposes. Abstentions will have the same effect as negative votes for purposes of Proposal IV (authorization to effect the reverse stock split), but will not be considered votes “cast” and therefore will have no effect for purposes of Proposals I, II and III.

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Broker “non-votes” are not counted in the tabulations of the votes cast on proposals that constitute “non-routine” or “non-discretionary” matters because stockholders are not considered to be entitled to vote on matters as to which broker authority is withheld. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Accordingly, banks, brokers and other nominees have discretionary voting power only with respect to Proposals II (the ratification of the appointment of our auditor) and IV (authorization to effect the reverse stock split), as these are the only proposals considered to be “routine” matters. Banks, brokers and other nominees will not have discretionary voting power with respect to Proposals I (the election of directors) and III (the non-binding advisory vote on named executive officer compensation) in the absence of specific instruction. We encourage all beneficial owners to vote their shares because banks, brokers and other nominees cannot vote on other matters.

Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

Proposal I: Election of Directors

At the Annual Meeting, five (5) directors will be elected to hold office for a term expiring at the next annual meeting of stockholders, which is expected to be held in 2020, or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

At the Annual Meeting, proxies granted by stockholders will be voted individually for the election of the persons listed below as directors of the Company, unless a proxy specifies that it is not to be voted in favor of a nominee for director. Each of the persons named below, whether a current Board member or a nominee for election as a director, has indicated to the Board that he or she will be available to serve on the Board, if elected at the Annual Meeting. The Board recommends that you vote “FOR” the nominees listed below.

When reviewing candidates for our Board, the Nominating and Governance Committee of our Board (the “Governance/Nominating Committee”) and the Board consider the evolving strategy of the Company, its operating environment and outlook, as well as the needs of the Board to seek candidates that fill any current or anticipated future needs. The Governance/Nominating Committee and the Board also believe that all directors should possess the attributes described below under “Consideration of Director Nominees by the Board.” While the Governance/Nominating Committee does not have a formal policy with respect to diversity, the Board and the Governance/Nominating Committee believe that it is important that Board members represent diverse viewpoints in order to provide the most significant benefits to us. In considering candidates for the Board, the Governance/Nominating Committee and the Board consider the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. In addition to the qualities and skills of the directors that are referred to under “Consideration of Director Nominees by the Board,” certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole and the qualities that make the individuals suitable to serve on our Board are described in the following paragraphs.

Name	Age	Position with the Company
Justin Barnes[1,3]	54	Director
F. Peter Cuneo	75	Chairman of the Board
Drew Cohen[1,3]	50	Lead Director
Robert C. Galvin	59	Director and Chief Executive Officer
James Marcum[1,2]	59	Director

(1)	Member of the Governance/Nominating Committee.

(2)	Member of the Audit Committee of the Board (the “Audit Committee”).

(3)	Member of the Compensation Committee of the Board (the “Compensation Committee”).

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JUSTIN BARNES

Director Since 2018

Age 54

Justin Barnes has served as Chairman of IBSL Consultancy Limited since 2012, previously served as Head of Brands at Sports Direct from 2006 to 2008, and previously worked with Sports Direct as a consultant for a number of years. Mr. Barnes is also a chartered trademark attorney and has significant experience in the field of intellectual property law. The Board of Directors believes that Mr. Barnes, with his extensive background and significant experience in brand management, retail, wholesale distribution, licensing and intellectual property law, adds key experience and viewpoints to our Board of Directors.

F. PETER CUNEO

Director Since 2006

Age 75

Chairman of the Board of Directors

F. Peter Cuneo has served as our Chairman of the Board of Directors since January 1, 2019. Previously, Mr. Cuneo served as Executive Chairman from December 2017 until December 2018, and from April 2016 until December 2016. Since August 2015, and while not serving as Executive Chairman, Mr. Cuneo has served as our Chairman of the Board. He also served as our Interim Chief Executive Officer from August 2015 until April 2016 and again since June 15, 2018. Mr. Cuneo has served on our Board of Directors since October 2006. From June 2004 through December 2009, Mr. Cuneo served as the Vice Chairman of the board of directors of Marvel Entertainment, Inc. (“Marvel Entertainment”), a publicly traded entertainment company active in motion pictures, television, publishing, licensing and toys, and prior thereto, he served as the President and Chief Executive Officer of Marvel Entertainment from July 1999 to December 2002. Mr. Cuneo has also served as the Chairman of Cuneo & Co., L.L.C., a private investment firm, since July 1997 and previously served on the board of directors of WaterPik Technologies, Inc., a New York Stock Exchange company engaged in designing, manufacturing and marketing health care products, swimming pool products and water-heating systems, prior to its sale in 2006. From October 2004 to December 2005, he served on the board of directors of Majesco Entertainment Company, a provider of video game products primarily for the family-oriented, mass-market consumer. Mr. Cuneo received a Bachelor of Science degree from Alfred University in 1967 and currently serves as the Chairman of the Alfred University Board of Trustees. Mr. Cuneo received a Masters degree in business administration from Harvard Business School in 1973. The Board believes that Mr. Cuneo, with his extensive business and financial background and significant experience as an executive of Marvel Entertainment, an owner and licensor of iconic intellectual property, contributes important expertise to our Board of Directors.

DREW COHEN

Director Since 2004

Age 50

Lead Director

Drew Cohen has served on our Board of Directors since April 2004. From August 2015 until April 2016, and since September 2016, Mr. Cohen has served as our Lead Director. Since 2007, he has been the President of Music Theatre International (“MTI”) and currently serves as its Chief Executive Officer and President. MTI represents the dramatic performing rights of classic properties, such as “West Side Story” and “Fiddler on the Roof,” and licenses over 50,000 performances a year around the world. Before joining MTI in September 2002, Mr. Cohen was, from July 2001, the director of investments for Big Wave NV, an investment management company, and, prior to that, General Manager for GlassNote Records, an independent record company. Mr. Cohen received a Bachelor of Science degree from Tufts University in 1990, his Juris Doctor degree from Fordham Law School in 1993, and a Master’s degree in business administration from Harvard Business School in 2001. The Board believes that Mr. Cohen’s legal and business background, and experience as an executive in an industry heavily involved in the licensing business, make him well suited to serve on our Board.

4

ROBERT C. GALVIN

Director since 2018

Age 59

Robert C. Galvin has served as our President and Chief Executive Officer and on our Board of Directors since October 2018. He also currently serves as an independent director of Lands’ End, which he joined in 2014. Until he joined the Company, Mr. Galvin had been a director of Cherokee Inc. since June 2012 and had been its Chairman of the Board since June 2017, as well as an independent director of Big 5 Sporting Goods Corp and Trans World Entertainment. Previously, Mr. Galvin also served as an independent director of Bebe Stores. Mr. Galvin is also the founder and has been a Principal of Galvin Consulting, LLC, a consulting firm providing strategic services to private equity firms since November 2013. Previously, he served as Chief Executive Officer of Elie Tahari, Ltd. from January 2013 to November 2013. Prior to that he served as Chief Operating Officer and President of Sports Brands International Ltd. (Fila), and President of Camuto Group. In these roles Mr. Galvin has had extensive experience managing global brand licensing activities for these companies. In addition, Mr. Galvin was instrumental in the refinancing of material indebtedness and cost restructurings at Cherokee and SBI. Mr. Galvin served as Chief Operating Officer of Nine West Group Inc. Mr. Galvin is a graduate of Fairfield University and holds an MBA from the Stern School of Business at NYU. The Board believes that Mr. Galvin’s business background and experience as an executive in an industry heavily involved in the licensing business, make him well suited to serve on our Board.

JAMES A. MARCUM

Director since 2007

Age 59

James A. Marcum has served on our Board of Directors since October 2007. Since January 2016, Mr. Marcum has served as a Senior Operating Partner for an affiliate of Apollo Global Management Holdings, LLC. Prior to that, Mr. Marcum served as an Operating Partner and Operating Executive of Tri-Artisan Capital Partners, LLC, a merchant banking firm, positions he held from December 2014 to January 2016. From August 2013 to December 2014, Mr. Marcum served as Chief Executive Officer, President and Director of Heartland Automotive Services, Inc., the nation’s largest franchisee of Jiffy Lubes. From February 2010 through December 31, 2012, Mr. Marcum served as the Chief Executive Officer, President and Director of Central Parking Corporation, a nationwide provider of professional parking management. From September 2008 to January 2010, Mr. Marcum served as Vice Chairman, Acting President and Chief Executive Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics where Mr. Marcum had also served as a member of the board of directors since June 2008. Circuit City Stores, Inc. filed for bankruptcy in November 2008. Prior to Circuit City Stores Inc., Mr. Marcum served in several other notable board capacities and senior executive roles, including roles as Lead Director, CEO, COO and CFO for a variety of nationwide specialty retailers, both public and private. He received a Bachelor of Science degree from Southern Connecticut State University in accounting and economics in 1980. The Board believes that Mr. Marcum’s contributions to the Board of Directors are well served by his extensive business background and his experience as a corporate executive of national retail establishments.

In February 2019, the Board determined to reduce the size of the Board to five members, effective upon the due election and qualification of directors at the Company’s 2019 Annual Meeting. Accordingly, Mr. Friedman and Ms. Gove will conclude their service as members of the Board and any committee thereof on the date of the Company’s 2019 Annual Meeting.

Biographies for Ms. Gove and Mr. Friedman are as follows:

MARK FRIEDMAN

Director Since 2006

Age 55

Mark Friedman has served on our Board of Directors since October 2006. Mr. Friedman has been a Managing Partner at The Retail Tracker, an investment advisory and consulting firm since May 2006. From 1996 to 2006, Mr. Friedman was with Merrill Lynch, serving in various capacities, including group head of its U.S. equity research retail team where he specialized in analyzing and evaluating specialty retailers in the apparel, accessory and home goods segments. Prior to joining Merrill Lynch, Mr. Friedman specialized in similar areas for Lehman Brothers Inc. and Goldman, Sachs & Co. Mr. Friedman has been ranked on the Institutional Investor All-American Research Team as one of the top-rated sector analysts. He received a Bachelor of Business Administration degree from the University of Michigan in 1986 and a Master’s degree in business administration from The Wharton School, University of Pennsylvania in 1990.

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SUE GOVE

Director since 2014

Age 60

Sue Gove has served on our Board of Directors since October 2014. Ms. Gove has been the President of Excelsior Advisors, LLC since May 2014 and has also been retained as a Senior Advisor at Alvarez & Marsal. Ms. Gove had served as the President of Golf Smith International Holdings, Inc. from February 2012 through April 2014 and as Chief Executive Officer from October 2012 through April 2014. Previously, she was Chief Operating Officer of Golfsmith International Holdings, Inc. from September 2008 through October 2012, Executive Vice President from September 2008 through February 2012 and Chief Financial Officer from March 2009 through July 2012. Ms. Gove previously had been a self-employed consultant from April 2006 until September 2008, serving clients in specialty retail and private equity. She was Executive Vice President and Chief Operating Officer of Zale Corporation from 2002 to March 2006 and a director of Zale Corporation from 2004 to 2006. She was Executive Vice President, Chief Financial Officer of Zale Corporation from 1998 to 2002 and remained in the position of Chief Financial Officer until 2003. Ms. Gove served as a director of AutoZone, Inc. from 2005 to 2017, and has served as a director of Logitech International since September 2015 and a director of Tailored Brands, Inc. since August 2017. Ms. Gove received a Bachelor of Business Administration degree from the University of Texas at Austin.

Board Independence

Our Board of Directors has determined that Messrs. Barnes, Cohen and Marcum are each an “independent director” under the applicable Marketplace Rules of The Nasdaq Global Select Market (“Nasdaq”). As more fully described below under “Corporate Governance,” in connection with the August 2015 resignation of our former Chairman, President and Chief Executive Officer, Mr. Cuneo was appointed Interim Chief Executive Officer and Chairman of the Board to provide stability while the Company conducted a search for and hired a permanent Chief Executive Officer. In connection with his appointment as Interim Chief Executive Officer, Mr. Cuneo resigned from his positions as chair of the Audit Committee and member of the Compensation Committee. Additionally, in connection with the foregoing, the Board appointed Mr. Cohen as Lead Director of our Board. On April 1, 2016, following the Company’s entry into an employment agreement with John Haugh as the Company’s President effective February 23, 2016 and also as Chief Executive Officer effective April 1, 2016, Mr. Cuneo became Executive Chairman of the Board to provide additional stability and continuity for the Company during the executive management transition. Mr. Cuneo ceased serving as Executive Chairman on December 31, 2016, and served as our Chairman of the Board from January 1, 2017 to December 18, 2017, when he was again appointed to serve as Executive Chairman to help management navigate a difficult period. In connection with John Haugh’s departure from the Company, Mr. Cuneo was appointed by the Board as Interim Chief Executive Officer on June 15, 2018, again to provide stability while the Board conducted a search for and hired a permanent Chief Executive Officer, and he continued to serve as Executive Chairman through December 31, 2018. Since January 1, 2019, Mr. Cuneo has served as Chairman of the Board.

Board Attendance at Stockholder Meetings

Members of the Board are encouraged to attend annual meetings of stockholders. A majority of the directors then serving on our Board of Directors attended last year’s annual meeting of stockholders.

Communications with the Board

Our Board, through its Governance/Nominating Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with members of the Board individually or as a group by writing to: The Board of Directors of Iconix Brand Group, Inc. c/o Secretary, 1450 Broadway, Third Floor, New York, New York 10018. Stockholders should identify their communication as being from a stockholder of the Company. The Secretary may require reasonable evidence that the communication or other submission is made by a stockholder of the Company before transmitting the communication to the Board.

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Consideration of Director Nominees by the Board

Stockholders of the Company wishing to recommend director candidates to the Governance/Nominating Committee for election to our Board at next year’s annual meeting of stockholders must submit their recommendations in writing to the Governance/Nominating Committee, c/o Secretary, Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018.

The Governance/Nominating Committee will consider nominees recommended by the Company’s stockholders; provided that the recommendation contains sufficient information for the Governance/Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, name, age and business and residence addresses. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the Governance/Nominating Committee receive. The recommendations must also state, among other items set forth in the Restated and Amended By-Laws of the Company (the “By-Laws”), the name and record address of the stockholder who is submitting the recommendation, and the class and number of shares of Common Stock beneficially owned by the stockholder. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in connection with the solicitation of proxies for the election of directors in a contested election; and the consent of each nominee to serve as a director of the Company if so elected. A nomination that does not comply with the above requirements or that is not received by the deadline referred to below in “Deadline and Procedures for Submitting Director Nominations” will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Governance/Nominating Committee. The Governance/Nominating Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Governance/Nominating Committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

Deadline and Procedures for Submitting Director Nominations

A stockholder wishing to nominate a candidate for election to our Board at next year’s annual meeting of stockholders is required to give written notice of his or her intention to make such a nomination containing the required information specified above and in the By-Laws addressed to the Governance/Nominating Committee, c/o Secretary, Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018. The notice of nomination and other required information must be received by our Secretary in accordance with the dates set forth in the section below entitled “Stockholder Proposals for 2020 Annual Meeting and Other Information—Director Nominations, Proposal for Action and Other Business Brought Before the Annual Meeting.”

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CORPORATE GOVERNANCE

Board of Directors Leadership Structure

Beginning January 1, 2019, F. Peter Cuneo serves as Chairman of the Board, Robert C. Galvin serves as our Chief Executive Officer, and Drew Cohen serves as our Lead Director. The Board believes that having separate Chairman and Chief Executive Officer roles provides an enhanced governance framework for our Company and promotes the long-term success of our Company, both for our employees and for our stockholders. The Lead Director’s primary responsibility is to act as the chief of all directors and manage all Board functions.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, proposed acquisitions and operations, as well as other risks associated with the Company’s business. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements, as well as all of the Company’s benefit plans. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Governance/Nominating Committee manages risks associated with the independence of the Board. While each committee of the Board is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed by members of management and through committee reports, or otherwise, about such risks.

Corporate Governance Policies

We have adopted a written code of business conduct that applies to our officers, directors and employees, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules of the SEC. In addition, we have established an ethics web site at www.ethicspoint.com. To assist individuals in upholding the code of conduct and to facilitate reporting, we have established an anonymous and confidential online reporting mechanism that is hosted at www.ethicspoint.com and an anonymous and confidential telephone hotline at (800) 963-5864. Copies of our code of business conduct and ethics (our “Code of Ethics”) are available, without charge, upon written request directed to our Secretary at Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018 or on our website at www.iconixbrand.com.

Committees of the Board

Our By-Laws authorize our Board to appoint one or more committees of the Board, each consisting of one or more directors. During 2018, our Board had three (3) standing committees: an Audit Committee, a Governance/Nominating Committee and a Compensation Committee, each of which has adopted written charters which are currently available on our website at www.iconixbrand.com. We are not incorporating any of the information on our website into this Proxy Statement. Each member of the Audit Committee, Governance/Nominating Committee and Compensation Committee is, and is required to be, an “independent director” under the Marketplace Rules of Nasdaq.

Audit Committee

Our Audit Committee’s responsibilities include, among others:

•	appointing, replacing, overseeing and compensating the work of a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results, which includes matters required to be discussed under Rule 3200T of the Public Company Accounting Oversight Board (“PCAOB”);

•	considering the adequacy of our internal accounting controls and audit procedures;

•	approving all related party transactions entered into by the Company;

•	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	receiving and reviewing written disclosures on independence required by PCAOB Rule 3526.

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The current members of our Audit Committee are Ms. Gove and Messrs. Marcum and Friedman. Ms. Gove serves as the Audit Committee Chairperson.

In addition to being an “independent director” under the Marketplace Rules of Nasdaq, each member of the Audit Committee is an independent director as that term is defined by applicable SEC rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has also determined that Ms. Gove and Mr. Marcum are “Audit Committee Financial Experts,” as that term is defined under applicable SEC rules and Nasdaq Marketplace Rules.

Oversight in Addressing Material Weaknesses in the Company’s Review Controls

The material weaknesses which existed at December 31, 2017, as identified by the Company in its evaluation of the effectiveness of the design and operation of its disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) under the supervision and with the participation of its management were remediated as of December 31, 2018, except with respect to financial reporting for the modification of our debt.

We are in the process of remediating the above material weakness and testing the operating effectiveness of the new and existing controls. The material weakness cannot be considered completely addressed until the applicable additional controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

The Audit Committee, which as noted above consists of independent, non-executive directors, will continue to meet regularly with management, the Director of Internal Audit, and its independent accountants to review accounting, reporting, auditing and internal control matters. The Audit Committee has direct and private access to the Director of Internal Audit and the external auditors and will continue to meet with each, separately, in executive sessions of the Audit Committee.

Governance/Nominating Committee

Our Governance/Nominating Committee’s responsibilities include, among others:

•	establishing procedures and criteria for the director nomination process;
•	assisting the Board in defining and assessing qualifications for Board membership and identifying qualified individuals to serve as directors;
•	recommending director nominees for each annual meeting of the stockholders and nominees for election and filling any vacancies on the Board;
•	considering and recommending to the Board corporate governance principles applicable to the Company;
•	overseeing the implementation, amendment and application of all governance policies of the Company and the Board;
•	leading the Board in its self-evaluation and establishing criteria in such evaluation; and
•	overseeing the annual evaluation of the Chief Executive Officer and establishing criteria to be used in such evaluation.

The current members of our Governance/Nominating Committee are Messrs. Marcum, Cohen and Barnes. Mr. Marcum serves as the Governance/Nominating Committee Chairperson.

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Compensation Committee

Our Compensation Committee’s responsibilities include, among others:

•	formulating, evaluating, recommending and, with the approval of the Board, approving compensation for our directors and executive officers, including the Chief Executive Officer;
•	reviewing, overseeing and approving (i) all compensation programs involving our stock and other equity securities under the Company’s long-term incentive plans, (ii) all other incentive awards and opportunities, (iii) any employment and severance arrangements, (iv) any change-in-control provisions affecting any elements of compensation and benefits and (v) any special or supplemental compensation and benefits for management and individuals who formerly served as management;
•	annually assessing the risks associated with our compensation practices, policies and programs;
•	periodically reviewing compensation practices and trends at other companies to evaluate the Company’s executive compensation programs and policies; and
•	assisting the Board in succession planning.

The current members of our Compensation Committee are Messrs. Friedman and Barnes, and Ms. Gove. Mr. Friedman serves as the Compensation Committee Chairperson.

Each member of the Compensation Committee is an “independent director” under the Marketplace Rules of Nasdaq.

From time to time, our Chief Executive Officer provides to the Compensation Committee proposals concerning compensation for other executive officers. The Compensation Committee considers such recommendations regarding compensation for such other executive officers.

For 2018, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent, third-party compensation consultant for advice and assistance on executive compensation matters. The Compensation Committee has assessed the independence of FW Cook pursuant to the Nasdaq listing standards and SEC rules and is not aware of any conflict of interest that would prevent FW Cook from providing independent advice to the Committee concerning executive compensation matters. Among other matters, FW Cook has provided advice on benefit and incentive compensation plan structures, metrics, targets and awards, as well as severance arrangements and overall executive recruitment and retention strategies.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees or individuals, including, but not limited to, a subcommittee composed of one or more members of the Board or an executive, to grant and administer stock, option and other equity awards under the Company’s equity incentive plans.

Meetings of the Board and its Committees during the Year Ended December 31, 2018

The Board held 31 meetings during the fiscal year ended December 31, 2018 (“FY 2018”), and the Board, along with its committees, also took various actions by unanimous written consent in lieu of meetings. In addition, during FY 2018, the Audit Committee held six meetings, the Governance/Nominating Committee held two meetings and the Compensation Committee held two meetings. During FY 2018, each of the Company’s directors attended at least seventy-five percent (75%) of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings of all committees of the Board on which they served. Also, members of the Board and each of its committees met periodically during FY 2018 to address various matters and engaged in various informal meetings, telephonic meetings and correspondence.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten-percent (10%) owners are required by certain SEC regulations to furnish us with copies of all Section 16(a) forms they file.

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Based solely on our review of the copies of such forms received by us, we believe that during 2018, there was compliance with the filing requirements applicable to our officers, directors and greater-than-ten-percent (10%) stockholders of the Company.

Director Compensation

The Compensation Committee determined that for service as a director of our Company during 2018, each non-employee member of the Board of Directors would receive a cash payment of $80,000 payable one half on January 1st and one half on July 1st (and pro-rated for directors who were elected to the Board of Directors after January 1, 2018). Although historically each non-employee director has received an annual equity grant valued at $120,000 based on the closing price of our stock on the first trading day of the year, with vesting occurring on July 1st of the year of grant, the Compensation Committee determined that for 2018 our directors would instead receive this amount in cash vesting in twelve (12) equal installments. Additionally, each Chairperson of the Audit Committee, the Compensation Committee and the Governance/Nominating Committee received additional cash payments of $35,000, $20,000 and $15,000, respectively, and Mr. Cohen received $40,000 in annual cash fees for his service as Lead Director.

In connection with the departure of Mr. Haugh from the Company in June 2018, the Board formed a search committee to identify and recruit a new Chief Executive Officer of the Company (the “Search Committee”). Each member of the Search Committee received cash payments of $10,000 per month during its existence, other than its chairperson who received cash payments of $15,000 per month during its existence.

In 2018, Mr. Cuneo served as our Executive Chairman of the Board, as well as our Interim Chief Executive Officer. Mr. Cuneo did not receive compensation in respect of his service as a director during 2018.

The following table sets forth compensation information for 2018 for each person who served as a member of our Board of Directors at any time during 2018 who was not also an executive officer. Anyone who serves on our Board of Directors that was an executive officer during any portion of a calendar year does not receive additional compensation for serving on the Board of Directors for the remainder of that year. None of the Directors, other than Mr. Galvin (as detailed below under the heading “Executive Compensation”) held any outstanding stock awards or options as of December 31, 2018.

Name	Total Cash ($)
Justin Barnes (1)	114,556
F. Peter Cuneo (2)	-
Drew Cohen (3)	240,000
Mark Friedman (4)	275,000
Robert C. Galvin(5)	-
Sue Gove (6)	317,500
James A. Marcum (7)	270,000
Kristen O’Hara (8)	50,000
Kenneth W. Slutsky (9)	170,000
Sanjay Khosla (10)	200,000
John Haugh (11)	-

(1)	Fees earned or paid in cash to Mr. Barnes include (i) $62,222 attributable to annual cash director fees and (ii) $27,333 attributable to Search Committee member fees.

(2)	In 2018, Mr. Cuneo served as Executive Chairman and Interim Chief Executive Officer for portions of 2018 and was not compensated as a director.

(3)	Fees earned or paid in cash to Mr. Cohen include (i) $200,000 attributable to annual cash director fees and (ii) $40,000 attributable to annual Lead Director fee.

(4)	Fees earned or paid in cash to Mr. Friedman include (i) $200,000 attributable to annual cash director fees, (ii) $20,000 attributable to annual Compensation Committee Chairperson fee and (iii) $55,000 attributable to Search Committee member fees.

(5)	Mr. Galvin serves as our Chief Executive Officer and was not compensated as a director.

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(6)	Fees earned or paid in cash to Ms. Gove include (i) $200,000 attributable to annual cash director fees, (ii) $35,000 attributable to 2018 Audit Committee Chairperson fee and (iii) $82,500 attributable to Search Committee chairperson fees.

(7)	Fees earned or paid in cash to Mr. Marcum include (i) $200,000 attributable to annual cash director fees, (ii) $15,000 attributable to annual Governance/Nominating Committee Chairperson fee and (iii) $55,000 attributable to Search Committee member fees.

(8)	Ms. O’Hara resigned from the Board, effective January 18, 2018. Fees earned or paid in cash to Ms. O’Hara consisted of $50,000 attributable to the portion of annual director fees attributable her time of service on the Board.

(9)	Mr. Slutsky ceased to serve on our Board, effective September 27, 2018. Fees earned or paid in cash to Mr. Slutsky consisted of $170,000 attributable to the portion of annual director fees attributable his time of service on the Board.

(10)	Mr. Khosla ceased to serve on our Board, effective September 27, 2018. Fees earned or paid in cash to Mr. Khosla, (i) $170,000 attributable to the portion of annual director fees attributable his time of service on the Board and (ii) $30,000 attributable to Search Committee member fees.

(11)	Mr. Haugh resigned from the Board, effective June 15, 2018. Mr. Haugh served as our Chief Executive Officer until such date and was not compensated as a director.

EXECUTIVE OFFICERS

Our executive officers, their positions with us and certain other information with respect to these officers, as of the Record Date, are set forth below:

Name	Age	Position
Robert C. Galvin	59	President and Chief Executive Officer
John T. McClain	58	Executive Vice President and Chief Financial Officer

Robert C. Galvin

President and Chief Executive Officer since 2018

Age 59

Robert C. Galvin has served as our President and Chief Executive Officer and on our Board of Directors since October 2018. He also currently serves as an independent director of Lands’ End, which he joined in 2014. Until he joined the Company, Mr. Galvin had been a director of Cherokee Inc. since June 2012 and had been its Chairman of the Board since June 2017, as well as an independent director of Big 5 Sporting Goods Corp and Trans World Entertainment. Previously, Mr. Galvin also served as an independent director of Bebe Stores. Mr. Galvin is also the founder and has been a Principal of Galvin Consulting, LLC, a consulting firm providing strategic services to private equity firms since November 2013. Previously, he served as Chief Executive Officer of Elie Tahari, Ltd. from January 2013 to November 2013. Prior to that he served as Chief Operating Officer and President of Sports Brands International Ltd. (Fila), and President of Camuto Group. In these roles Mr. Galvin has had extensive experience managing global brand licensing activities for these companies. In addition, Mr. Galvin was instrumental in the refinancing of material indebtedness and cost restructurings at Cherokee and SBI. Mr. Galvin served as Chief Operating Officer of Nine West Group Inc. Mr. Galvin is a graduate of Fairfield University and holds an MBA from the Stern School of Business at NYU.

John McClain

Executive Vice President and Chief Financial Officer since 2019

Age 58

John McClain has served as our Executive Vice President and Chief Financial Officer since February 2019. Previously, Mr. McClain served as the chief financial officer of The Jones Group Inc., formerly Jones Apparel Group, a $4 billion leading global designer, marketer and wholesaler of over 25 brands with product expertise in apparel, footwear, jeanswear, jewelry and handbags, from July 2007 until the sale of Jones to Sycamore Partners in April 2014. From April 2014 to October 2015, he served as a Senior Advisor to Sycamore Partners. From November 2015 until September 2016, he served as chief financial officer of Lindblad Expeditions Holdings, Inc., a global provider of expedition cruises and adventure travel experiences. Prior to that, Mr. McClain held a number of roles at Avis Budget Group, Inc. formerly Cendant Corporation. He joined Cendant Corporation in September 1999 serving as the Senior Vice President, Finance & Corporate Controller until 2006. From July 2006 to 2007, Mr. McClain served as the chief accounting officer of Avis and chief operating officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain has served as a trustee of Seritage Growth Properties, a real estate investment trust, since June 2015, and on the board of Lands’ End since May 2014. He also previously served on the board of Nine West Holdings from April 2014 until October 2015. Mr. McClain is a graduate of Lehigh University with a B.S. in accounting.

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EXECUTIVE COMPENSATION

Introduction

The purpose of this Executive Compensation section is to provide the information necessary for understanding the compensation philosophy, policies and decisions that are material to the compensation of the executives who served as our principal executive officer and our two other most highly compensated executive officers (we refer to these officers as our “named executive officers”) during 2018.

In 2018, our named executive officers were:

Former Executives:

John N. Haugh (1)	Former President, Chief Executive Officer and Director
F. Peter Cuneo (2)	Former Executive Chairman of the Board of Directors and Former Interim Chief Executive Officer; Current Chairman of the Board and has a been a Director since 2006
David K. Jones (3)	Former Executive Vice President and Chief Financial Officer
Jason Schaefer (4)	Former Executive Vice President, General Counsel and Secretary
Jeffrey Wood (5)	Former Interim Chief Financial Officer

(1)	As of June 15, 2018, John Haugh was no longer employed by the Company and was no longer a member of our Board of Directors.

(2)	Mr. Cuneo’s service as Executive Chairman of the Board commenced on December 18, 2017, and on June 15, 2018, upon Mr. Haugh’s departure, the Board of Directors appointed Mr. Cuneo as the Company’s Interim Chief Executive Officer. Following the hiring of Mr. Galvin as CEO on October 15, 2018, Mr. Cuneo resumed the position as Executive Chairman until December 31, 2018, after which date, he has served as Chairman of the Board of Directors.

(3)	As of October 25, 2018, Mr. Jones was no longer employed by the Company.

(4)	As of December 7, 2018, Mr. Schaefer was no longer employed by the Company.

(5)	As of February 1, 2019, Mr. Wood was no longer employed by the Company.

Current Executive:

Robert C. Galvin	President, Chief Executive Officer and Director

Objectives of our Executive Compensation Program

The Company’s goals for its executive compensation program are to:

•	Attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.
•	Align pay with performance as well as with the long-term interests of stockholders by linking payouts to pre-determined performance measures that promote long-term stockholder value.
•	Promote stability in the executive team and establish continuity of the service of named executive officers, so that they will contribute to, and be a part of, the Company’s long-term success.

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Key Features of Our Executive Compensation Program

Following is a summary of the key features of our executive compensation program, which demonstrates how each feature furthers the overall goals of our compensation philosophy.

What we do	What we don’t do

Clawback Policy. We have adopted a clawback policy that applies if there is a restatement of our financial statements that is required, within the previous three years, to correct accounting errors due to material non-compliance with any financial reporting requirements under the federal securities laws. This applies to equity as well as cash payments that were paid based on performance metrics. During 2016, we clawed back equity and cash payments from former executives pursuant to this policy.	No Excess Perquisites and Limited Retirement Benefits. We have a 401k program and have never had a defined benefit plan. We do not maintain any supplemental executive retirement plans or other pension benefits. We do not provide any excessive perquisites.

Anti-Pledging Policy. We have adopted a policy that prohibits directors and executive officers from pledging any additional shares of Common Stock following October 20, 2015.

No option repricing or exchanges without stockholder approval. We have not engaged in the activities below and they are prohibited by our 2016 Plan without shareholder approval:

•    repricing options; and

•    buying out underwater options for cash.

Stock Ownership Guidelines. The Company has adopted stock ownership guidelines for its directors, named executive officers and all other direct reports to the Chief Executive Officer to provide for ownership maintenance of the Company’s equity. To be consistent with market practice, the Compensation Committee recently amended the guidelines to allow for unvested restricted stock, net of shares to cover taxes at a forty percent (40%) assumed tax rate, to count toward ownership levels.	No dividends or dividend equivalents on unvested awards. We do not pay dividends or dividend equivalents on unvested shares of restricted stock or unearned PSU awards. Accrued dividends on such awards are paid only when such awards become vested or earned, as applicable

Anti-Hedging Policy. We have a policy prohibiting directors and named executive officers from engaging in hedging transactions, which include puts, calls and other derivative securities, with respect to the Company’s equity securities.	No “catch-up” feature on PSU awards. Commencing with PSU grants made in 2016, we eliminated the “catch-up” feature on PSU awards.

“Double-Trigger” Change in Control Provision. Our Amended and Restated 2016 Omnibus Incentive Plan (“2016 Plan”) and its predecessor Amended and Restated 2009 Stock Incentive Plan (“2009 Plan”) provide for “double-trigger” change in control provisions, which provide that unvested equity awards do not accelerate unless, within twenty-four (24) months following such change in control, the participant is terminated without cause or leaves for good reason..	No Gross-Ups on Compensation. We do not have any provisions requiring the Company to gross-up salary or bonus compensation to cover taxes owed by our executives.

Independence of our Compensation Committee and Advisor. The Compensation Committee, which is comprised solely of independent directors, utilizes the services of FW Cook, as its independent, third party compensation consultant. FW Cook reports to the Compensation Committee, does not perform any other services for the Company and, to the Compensation Committee’s knowledge, has no economic or other ties to the Company or the management team that could compromise its independence or objectivity.

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Compensation Committee Interlocks and Insider Participation

Other than as set forth in the immediately following sentence, none of the directors on our Compensation Committee currently is or was formerly an officer or employee of the Company or had any relationship or related party transaction with the Company requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended. As noted in the Form 10-K, in 2016, 2015 and 2014, the Company incurred $100,000 per year (pro-rated for 2016 based on date of termination of such consulting arrangement) in consulting fees in connection with a consulting arrangement with Mark Friedman, our Compensation Committee Chairperson, relating to the provision by Mr. Friedman of investor relations services. Such consulting arrangement was terminated on May 3, 2016. During 2018, none of our executive officers served on the board of directors or the compensation (or equivalent) committee of any other entity that has officers that serve on our Board or on our Compensation Committee. In addition, none of the members of our Compensation Committee were formerly, or during 2018, employed by us in the capacity as an officer or otherwise.

The members of our Compensation Committee currently are Messrs. Friedman and Cohen and Ms. Gove, each of whom is an independent director within the meaning of director independence standards applicable to members of a compensation committee pursuant to the applicable NASDAQ and SEC rules. Mr. Friedman currently serves as its Chairperson.

Elements of Compensation

To accomplish our compensation objectives, our compensation program for 2018 consisted of, among other things, (i) cash (50%, the full amount of which is eligible to vest ratably over 48 pay periods beginning with the pay period ended March 31, 2018, subject to continuous employment with the Company as of such date) and equity (50%, assuming full target goals are met, eligible to vest equally in three annual periods at the end of such periods, subject to achievement of total shareholder return, revenue and operating income metrics) compensation awards granted pursuant to the 2018 Long-Term Incentive Plan (the “2018 LTIP”), which is the Company’s plan for annual, performance-based, long-term incentive compensation, as described below and (ii) cash bonus awards made pursuant to the 2018 Annual Incentive Plan (“AIP”), which is the Company’s plan for annual, performance-based cash bonuses, as described below. All such elements were designed to provide a competitive mix of compensation that balanced retention and performance in a simple and straightforward manner. The compensation program was designed to ensure that the named executive officers’ annual target total direct compensation was tied to the Company’s long-term and short-term performance. The Company provides certain limited perquisites to its named executive officers. The Company has no supplemental retirement plan.

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Base Salary	Base salary represents amounts paid during the fiscal year to named executive officers as direct, fixed compensation under their respective employment agreements (in the case of Messrs. Galvin, Cuneo and Haugh) or Participation Agreements executed in connection with their participation in the Executive Severance Plan (in the case of Messrs. Jones and Schaefer) or at the discretion of the Compensation Committee (in the case of Mr. Wood) for their services to us. Base salaries are used to compensate each named executive officer for day-to-day operations during the year, and to encourage them to perform at their highest levels. We also use our base salary as an incentive to attract top quality executives and other management employees. Moreover, base salary and increases to base salary are intended to recognize the overall experience, position within our Company and expected contributions of each named executive officer to us.

Annual cash bonuses (short-term incentives)	We award bonuses to promote the achievement of our short-term, targeted business objectives by providing competitive incentive reward opportunities to our executive officers who can significantly impact our performance towards those objectives. Further, a competitive bonus program enhances our ability to attract, develop and motivate individuals as members of a talented management team. Following its previously disclosed commitment to do so, the Compensation Committee eliminated the historical practice of determining annual cash bonuses on a solely discretionary basis in 2016. Cash bonus awards are currently made pursuant to the Company’s AIP, which requires the achievement of measurable, pre-determined goals in order to be eligible for performance-based cash bonuses as more fully described below. In 2018, payment was based 75% on the achievement of certain revenue and operating income metrics that the Company did not achieve and 25% on personal employee performance. No named executive officers were eligible to receive payments under the 2018 AIP, except Mr. Haugh.

Equity-based compensation (long-term incentives)

Beginning in 2016, annual equity awards were made in the form of RSUs and a target amount of PSUs granted pursuant to the terms of a long-term incentive compensation plan. These grants are designed to compensate our named executive officers for their expected ongoing contributions to our long-term performance:

RSUs

•     Generally, the RSUs under the LTIP vest in equal installments annually over 3 years following the date of grant, or another period determined by the Compensation Committee, typically beginning on the first anniversary of the date of grant. No RSUs were awarded under the 2016 Plan in 2018.

PSUs

•     Generally, PSUs vest upon the Company’s achievement of pre-determined adjusted operating income performance targets at the end of a three-year performance period, or such other period determined by the Compensation Committee. PSUs granted in 2018 under the 2018 LTIP are eligible to vest in equal installments at the end of each annual period during the three-year vesting period. There were no outstanding grants under the 2018 LTIP with respect to named executive officers as of December 31, 2018.

Perquisites and other personal benefits	During 2018, our named executive officers received a limited amount of perquisites and other personal benefits that we paid on their behalf.

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Post-termination compensation	We had previously entered into employment agreements with each of our named executive officers (other than Mr. Wood), which were replaced by participation agreements to our Executive Severance Plan (as described herein) in 2017, other than for Mr. Galvin, who entered into an employment agreement with the Company on October 15, 2018, Mr. Haugh, whose employment agreement continued to be in effect until his departure from the Company as of June 15, 2018, and Mr. Cuneo, with whom we entered into a new employment agreement on June 15, 2018. Each such employment agreement and the participation agreements related to the Executive Severance Plan provide for certain payments and other benefits if the executive’s employment is terminated under certain circumstances, including, in the event of a “change in control.” As noted above, we amended our 2009 Plan to implement “double-trigger” change in control provisions with respect to equity grants. Our 2016 Plan also contains “double-trigger” change in control provisions. These provisions provide that, upon a change in control, as defined in the 2016 Plan, in the event that a successor company assumes or substitutes awards under the 2016 Plan, unvested equity awards do not accelerate unless, within twenty-four (24) months following such change in control, the 2016 Plan participant is terminated without cause or leaves for good reason. However, if a successor company in the change in control does not assume or substitute awards under the 2016 Plan, then all outstanding awards would immediately vest. See “Employment Agreements and Executive Severance Plan Participation Agreements” on page 19 for a description of the severance and change in control benefits pursuant to Mr. Galvin’s employment agreement, Mr. Haugh’s employment agreement, Mr. Cuneo’s employment agreement and the Executive Severance Plan participation agreements for Messrs. Jones and Schaefer.

401(k) Retirement Plan	The Company offers a qualified employer-sponsored retirement plan pursuant to which named executive officers may make salary-deferral contributions to on a pretax basis. Eligibility in the plan is upon hire and the Company matches up to 6% of the first 25% of contributions by an employee.

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SUMMARY COMPENSATION TABLE

The following table includes information for 2018 and 2017 with respect to our named executive officers.

Name and Principal Position	Year	Salary ($) (a)	Bonus ($)(b)	Stock Awards ($) (c)	Non-Equity Incentive Plan Compensation ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
Robert C. Galvin (1)	2018	850,000	—	1,180,000	225,000	—	2,255,000
President and Chief Executive Officer			—
John N. Haugh (2)	2018	1,000,000	—	1,100,000	137,499	—	2,237,499
Former President and Chief Executive Officer	2017	1,000,000	—	2,200,000	826,688	32,303	4,058,991
F. Peter Cuneo (3)	2018	636,250	—	37,545	—	—	673,795
Chairman of Board of Directors; Former Executive Chairman and Interim Chief Executive Officer	2017	—	—	—	—	—	—
David K. Jones (4)	2018	620,000	—	300,000	87,500	15,000	1,022,500
Former Executive Vice President and Chief Financial Officer	2017	620,000	—	600,000	333,156	22,253	1,575,409
Jason Schaefer (5)	2018	500,000	250,000	250,000	88,541	16,500	1,105,041
Former Executive Vice President and General Counsel	2017	500,000	—	500,000	448,850	18,540	1,467,390
Jeffrey Wood (6)	2018	277,639	—	25,000	9,896	—	312,535
Former Interim Chief Financial Officer

(a)	The amounts shown in this column with respect to Mr. Cuneo include all amounts payable to Mr. Cuneo in 2018 pursuant to the terms of his employment agreement in respect of his service as both Interim Chief Executive Officer and Executive Chairman. Mr. Cuneo was not compensated for his role as a director during his service as Executive Chairman or Interim Chief Executive Officer. Mr. Cuneo did not earn any compensation in 2017 for his service as Executive Chairman of the Board, and therefore, all of his 2017 compensation was reported in the 2017 Director Compensation Table.

(b)	The amount in this column in respect of Mr. Schaefer includes the full amount of a retention bonus paid to Mr. Schaefer in March 2018.

(c)	The amounts shown in this column represent the aggregate grant date fair value with respect to PSUs and RSUs granted in 2018 and 2017, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) (without regard to the effect of estimated forfeitures), assuming target performance was achieved. In respect of 2017 and 2018, assuming maximum performance had been achieved, the aggregate grant date fair value would be 100% greater than the amounts the amounts shown in this column in respect of 2018 and 50% greater than the amounts shown in this column in respect of 2017. See Note 10 to Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for a discussion for the relevant assumptions used in calculating grant date fair value. Mr. Cuneo’s stock award in 2018 included a one-time grant of 50,000 RSUs in connection with his appointment to serve as Interim Chief Executive Officer. Mr. Galvin’s 2018 stock awards included an employment inducement RSU award with a grant date fair value of $500,000, an employment inducement PSU award with a grant date fair value of $500,000 and an RSU award with a grant date fair value of $180,000.

(d)	In respect of bonus for Mr. Galvin, amount paid is equal to 125% of the target bonus set forth in his employment agreement, as determined by the Compensation Committee. In respect of 2018, bonus for Mr. Haugh includes the portion of his $1,100,000 2018 LTIP cash award that vested and was paid prior to his departure from the Company on June 15, 2018, or $137,499 (no additional amounts with respect to the 2018 LTIP are eligible to vest following such date). In respect of 2018, bonus for Mr. Jones includes the portion of his $300,000 2018 LTIP cash award that vested and was paid prior to his departure from the Company on October 25, 2018, or $87,500 (no additional amounts with respect to the 2018 LTIP are eligible to vest following such date). In respect of 2018, bonus for Mr. Schaefer includes the portion of $250,000 2018 LTIP cash award that vested and was paid prior to his departure from the Company on December 7, 2018, or $88,541 (no additional amounts with respect to the 2018 LTIP are eligible to vest following such date). In respect of 2018, bonus for Mr. Wood includes the portion of his $25,000 2018 LTIP cash award that vested and was paid prior to his departure from the Company on October 25, 2018, or $87,500 (no additional amounts with respect to the 2018 LTIP are eligible to vest following such date).

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(e)	Non-equity incentive plan compensation represents the dollar value of all amounts earned during the applicable fiscal year pursuant to non-equity incentive plans. Beginning in 2016, following its previously disclosed commitment to do so, the Compensation Committee eliminated the practice of granting bonuses on a solely discretionary basis and granted performance-based cash bonus awards. In respect of non-equity incentive compensation paid for 2017, the Compensation Committee reduced by 25% the amounts otherwise payable to Mr. Haugh and Mr. Jones, respectively, pursuant to the Compensation Committee’s discretionary right to adjust annual bonuses prior to approval thereof under the AIP. In respect of 2018, the Compensation Committee made the determination that Mr. Haugh would not receive any non-equity incentive compensation under the AIP. In addition, because of their departure from the Company during 2018, neither Mr. Jones nor Mr. Schaefer were eligible to receive non-equity incentive compensation under the AIP with respect to 2018.

(f)	All other compensation represents relocation expenses and insurance costs for Mr. Haugh paid in 2017 and a car allowance and insurance costs for each of Mr. Jones and Mr. Schaefer in each of 2017 and 2018. Mr. Cuneo received cash compensation in an amount equal to $80,000 in respect of annual director fees prior to serving as our Executive Chairman in December 2017, which was reported in the 2017 Director Compensation Table.

(g)	Total compensation represents all compensation from us earned by the named executive officer for the relevant year.

(1)	Mr. Galvin became our Chief Executive Officer, and was appointed to our Board of Directors, on October 15, 2018.

(2)	Mr. Haugh was appointed to our Board and became our President on February 23, 2016, and also became our Chief Executive Officer on April 1, 2016. As of June 15, 2018, Mr. Haugh was no longer employed by the Company or a member of our Board of Directors.

(3)	Mr. Cuneo served as our Chairman of the Board and Interim Chief Executive Officer from August 2015 until April 2016. Mr. Cuneo served as Executive Chairman of the Board from April 2016 to December 2016. Mr. Cuneo again commenced his service as our Executive Chairman of the Board on December 18, 2017 until his appointment as Interim Chief Executive Officer on June 15, 2018. He served as Interim Chief Executive Officer until October 15, 2018, at which time he resumed his role as Executive Chairman until such term ended on December 31, 2018. Since then, Mr. Cuneo has served as the Chairman of the Board of Directors.

(4)	Mr. Jones joined the Company in July 2015 and resigned from the Company on October 26, 2018 to pursue another business opportunity.

(5)	Mr. Schaefer joined the Company in March 2013 and resigned from the Company on December 7, 2018 to pursue another business opportunity.

(6)	Mr. Wood joined the Company in December 2015 and was appointed Interim Chief Financial Officer upon the departure of Mr. Jones in October 2018. Mr. Wood resigned from the Company on February 1, 2019 to pursue another business opportunity.

Employment Agreements and Executive Severance Plan Participation Agreements

The Compensation Committee determines the compensation for each of the named executive officers. As discussed above, in 2016, the Compensation Committee adopted the Executive Severance Plan, pursuant to which employees that report to the Chief Executive Officer and hold the title of executive vice president or the equivalent, are eligible to receive certain severance benefits, provided they execute a participation agreement in the form contemplated by the Executive Severance Plan. All eligible participants, including Messrs. Jones and Schaefer, entered into participation agreements as of January 2017. These participation agreements superseded and replaced the former employment agreements of the applicable named executive officers. As of December 31, 2018, no named executive officer was party to the Executive Severance Plan, and neither of Mr. Jones nor Mr. Schaefer received any severance benefits under the Executive Severance Plan in connection with his resignation from the Company in 2018.

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The Executive Severance Plan was not applicable to Mr. Haugh, whose former employment agreement remained in effect, and Mr. Cuneo, who entered into an employment agreement with the Company in 2017 in connection with his service as Executive Chairman (the “2017 Cuneo Employment Agreement”). The 2017 Cuneo Employment Agreement was terminated (with no further liability to the Company thereunder) and replaced with a new employment agreement in connection with Mr. Cuneo’s appointment to serve as Interim Chief Executive Officer in June 2018 (the “June 2018 Cuneo Employment Agreement”), which in turn was replaced with a new employment agreement in connection with Mr. Cuneo’s resuming his role solely as Executive Chairman in October 2018 (the “October 2018 Cuneo Employment Agreement”), each as further described below.

On October 15, 2018, Mr. Galvin entered into an employment agreement with the Company in connection with his hiring as President and Chief Executive Officer by the Company, and appointment to the Board of Directors.

The summaries below relate to the employment agreements for our named executive officers who were employed by us on December 31, 2018.

Robert C. Galvin

2018 Employment Agreement

On October 15, 2018, the Company entered into an employment agreement with Mr. Galvin in connection with the Company’s employment of Mr. Galvin as its President and Chief Executive Officer. Mr. Galvin was also appointed to the Company’s Board of Directors. The employment agreement provides that Mr. Galvin will be employed for a term ending on December 31, 2021, subject to earlier termination or extension as specified in the employment agreement. The employment agreement provides for Mr. Galvin to receive an annual base salary of not less than $850,000 per year and for certain other benefits consistent with those provided to other senior executives of the Company. In addition, Mr. Galvin is eligible to earn annual cash bonuses, with target and maximum bonus opportunities of 100% and 150% of his annual base salary, respectively, subject to the achievement of the applicable performance goals.

Additionally, the employment agreement provides for the grant to Mr. Galvin of certain equity compensation, as set forth below.

2018 Annual Award RSUs: Mr. Galvin was granted an award of RSUs under the 2016 Plan, with an aggregate fair market value of $180,000 as of the date of grant. The RSUs will vest in three equal annual installments on each of March 31, 2019, 2020 and 2021, subject to Mr. Galvin’s continued employment with the Company on the applicable vesting date; provided that, if his employment is terminated by the Company without “cause,” by him for “good reason,” or due to his death or “disability” (each such term as defined in his employment agreement), Mr. Galvin will remain eligible to receive the pro rata number of any unvested RSUs that are scheduled to vest on the vesting date that immediately follows the date of termination, based on the number of days that he was employed with the Company during the period (i) from the date of grant through March 31, 2019 (in the event that the termination occurs prior to March 31, 2019), or (ii) from the most recent vesting date to the next-scheduled vesting date (in the event that the termination occurs after March 31, 2019), with such pro rata number of RSUs to vest and be settled on the vesting date on which such RSUs would have vested if Mr. Galvin’s employment had continued through such vesting date, subject to his continued compliance with the restrictive covenants contained in his employment agreement (as described below) through such vesting date.

2019 Annual Award PSUs: On the date on which 2019 annual equity awards are granted to the Company’s senior executives, Mr. Galvin will be granted an award of PSUs under the 2016 Plan, with an aggregate fair market value of $552,500 as of October 15, 2018. The PSUs will cliff vest based on performance criteria consistent with those contained in agreements relating to annual performance-based awards issued to other executives of the Company (including accelerated vesting upon a change in control).

2019 Annual Award RSUs: On the date on which 2019 annual equity awards are granted to the Company’s senior executives, Mr. Galvin will be granted an award of RSUs under the 2016 Plan, with an aggregate fair market value of $297,500 as of the date of grant. The RSUs will vest in three equal annual installments on the first three anniversaries of the grant date, but will only be payable in the event Mr. Galvin is employed by the Company as of the date of vesting. There is no accelerated vesting upon a change of control.

20

In addition to the annual awards of RSUs and PSUs described above, after 2019, the Company is required to grant PSUs and/or RSUs or other cash or equity-based long-term incentives to Mr. Galvin during the term of his employment agreement, with an aggregate target of 125% of Mr. Galvin’s then-current base salary serving as the annual guideline for the aggregate fair market value of such grants, with a maximum aggregate annual payout of 200% of Mr. Galvin’s then-current base salary if applicable performance targets are achieved, subject to approval by the Board’s Compensation Committee.

As an inducement to accept the Company’s offer of employment, on October 15, 2018, the Company also granted to Mr. Galvin 2,311,604 RSUs, which equals the number of shares of Common Stock with an aggregate fair market value as of October 15, 2018 of $500,000 and 2,311,604 PSUs, which equals the number of shares of Common Stock with an aggregate fair market value on October 15, 2018 of $500,000.

One-third of such employment inducement RSUs vested on October 15, 2018, with the remaining two-thirds of such employment inducement RSUs to vest on October 15, 2019, subject to Mr. Galvin’s continued employment with the Company through the vesting date; provided that, if Mr. Galvin’s employment terminates for any reason before such vesting date, then all such employment inducement RSUs will be forfeited immediately for no consideration; provided further, that if Mr. Galvin is terminated by the Company without cause and unrelated to the Company’s or Mr. Galvin’s performance, all unvested employment inducement RSUs shall vest (and be settled) on October 15, 2019.

The employment inducement PSUs cliff vest at the end of a three-year performance period ending on October 15, 2021 (the “Performance Period”) based on the percentile ranking of the Company’s total shareholder return (“TSR”) relative to its peer companies for such performance period. 100% of such PSUs will vest if the Company’s TSR ranks 75% or higher, 50% of the PSUs will vest if the Company’s TSR ranks 50%, and 25% of the PSUs will vest if the Company’s TSR ranks 35% (additional PSUs will vest proportionally if the Company’s TSR is between 35% and 50% and between 50% and 75%, respectively), and no PSUs will vest if the Company’s TSR is below 35%, in all events, subject to Mr. Galvin’s continued employment with the Company on the applicable vesting date; provided that, if Mr. Galvin’s employment is terminated by the Company without cause (and not due to his death or disability) or by him for good reason, then he will remain eligible to earn a pro rata number of the PSUs, based on the percentage of the Performance Period during which he was employed by the Company, provided that the applicable TSR ranking is achieved on the termination date as if the termination date had been the last day of the Performance Period. The pro rata number of PSUs that would be earned by Mr. Galvin in accordance with the prior sentence will become vested at the end of the three year performance period, subject to Mr. Galvin’s continued compliance with the restrictive covenants contained in his employment agreement.

If, during the Performance Period, a “change in control” (as defined in Mr. Galvin’s employment agreement) occurs, then the unvested employment inducement PSUs will be converted to a number of RSUs equal to the number of PSUs that would have vested on the date of such change in control based on the applicable TSR ranking if the date of such change in control had been the last day of the Performance Period, and such RSUs will vest on the last day of the Performance Period, subject to Mr. Galvin’s continued employment with the Company and his compliance with the restrictive covenants contained in his employment agreement through the last day of the Performance Period (except as described below).  Notwithstanding the foregoing, if the employment inducement PSUs are not assumed, substituted with a similar award, or otherwise continued in such change in control, then such converted RSUs shall vest immediately prior to such change in control. In the event that Mr. Galvin is terminated by the Company without cause (and not due to his death or Disability) or by him with good reason, in either case, during the Performance Period, which termination occurs within 24 months after a change in control, then the RSUs into which the PSUs have converted upon such change in control will immediately vest on the date of termination (provided Mr. Galvin is in continued compliance with the restrictive covenants contained in his employment agreement through the date of termination), and such RSUs generally will be settled within thirty (30) days after the termination date.

21

The employment agreement also provides for Mr. Galvin to receive certain severance payments if the Company terminates his employment other than for cause (and not by reason of his death or disability) or if Mr. Galvin terminates his employment for good reason, in any case, subject to his execution and non-revocation of a general release of claims. These severance payments include (i) 24 months of base salary continuation, (ii) any earned but unpaid annual bonus for the calendar year preceding the calendar year in which such termination of employment occurs, (iii) a prorated annual bonus for the calendar year in which such termination of employment occurs, based on the number of days of his employment during such calendar year, and assuming target performance for such calendar year, (iv) up to 18 months of Company-subsidized COBRA continuation coverage, and (v) accelerated vesting of unvested equity awards as provided in the applicable grant agreement and as otherwise provided in the employment agreement. In the event that Mr. Galvin’s employment with the Company terminates under the circumstances described above but within 18 months after a “change in control” of the Company (as defined in the employment agreement), then Mr. Galvin will be entitled to a lump sum payment equal to two times the sum of (a) the annual base salary and (b) the average annual bonus paid to him for the two calendar years immediately prior to such change in control (or, if such change in control occurs in 2018 or 2019, an amount equal to 100% of his annual base salary), in addition to the other severance payments described in the foregoing clauses (ii), (iv) and (v). The employment agreement also contains certain confidentiality, non-disparagement and cooperation obligations for an indefinite period of time, and certain non-competition and non-solicitation obligations during employment and for 24 months thereafter.

F. Peter Cuneo

2018 Employment Agreements

As noted above, on June 15, 2018, the Board appointed Mr. Cuneo to serve as Interim Chief Executive Officer of the Company. Mr. Cuneo remained the Executive Chairman of the Company’s Board of Directors. In connection with his appointment as Interim Chief Executive Officer, on June 15, 2018, the Company and Mr. Cuneo entered into the June 2018 Cuneo Employment Agreement.

Pursuant to the terms of the June 2018 Cuneo Employment Agreement (as amended), Mr. Cuneo received a monthly salary of $83,333 for the period beginning on June 15, 2018 and ending on October 15, 2018 (the date on which Mr. Galvin was hired by the Company).

On October 15, 2018, the June 2018 Cuneo Employment Agreement was terminated in accordance with its terms in connection with the hiring of Mr. Galvin as the Chief Executive Officer. As of October 15, 2018, Mr. Cuneo entered into a new employment agreement pursuant to which he retained his role as the Company’s Executive Chairman through December 31, 2018.

Pursuant to the October 2018 Cuneo Employment Agreement, Mr. Cuneo received a yearly salary equal to $440,000 ($36,367 per month) through the termination date of December 31, 2018. Following the termination of the October 2018 Cuneo Employment Agreement in accordance with its terms on December 31, 2018, Mr. Cuneo resumed his role as Chairman of the Board of Directors.

Both the June 2018 Cuneo Employment Agreement and the October 2018 Cuneo Employment Agreement contained confidentiality provisions for an indefinite period.

David K. Jones

2017 Executive Severance Plan Participation Agreement

On January 24, 2017, Mr. Jones entered into a participation agreement to the Executive Severance Plan, which was effective as of January 15, 2017 and superseded and replaced his former employment agreement (except as noted herein). Pursuant to the terms of the participation agreement, Mr. Jones was subject to the terms of the Executive Severance Plan generally applicable to all participants. The participation agreement provided for Mr. Jones to be employed as our Executive Vice President and Chief Financial Officer. In addition, the participation agreement entitled him to an annual base salary of $620,000 (subject to annual performance review), a target annual cash bonus opportunity equal to 65% of his annual base salary (which actual cash bonus payment may be above or below such target based on actual performance as determined by the Compensation Committee), a guaranteed minimum cash bonus of $250,000 for the 2017 calendar year (consistent with the terms of his former employment agreement) and certain automobile benefits. Mr. Jones’s participation agreement also provided that the terms governing the RSUs and PSUs granted to Mr. Jones in connection with his former employment agreement would remain in force until such grants vest or are otherwise forfeited, and that any “change in control” which relates to such RSUs and PSUs shall refer to the definition of “change in control” provided in his former employment agreement.

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Jason Schaefer

2017 Executive Severance Plan Participation Agreement

On December 30, 2016, Mr. Schaefer entered into a participation agreement to the Executive Severance Plan, which was effective as of January 1, 2017 and supersedes and replaces his former employment agreement. Pursuant to the terms of the participation agreement, Mr. Schaefer is subject to the terms of the Executive Severance Plan generally applicable to all participants. The participation agreement provides for Mr. Schaefer to be employed as our Executive Vice President and General Counsel. In addition, the participation agreement entitles him to an annual base salary of $500,000 (subject to annual performance review), a target annual cash bonus opportunity equal to sixty-five percent (65%) of his annual base salary (which actual cash bonus payment may be above or below such target based on actual performance as determined by the Compensation Committee), and certain automobile benefits.

John N. Haugh

2016 Employment Agreement

On February 18, 2016, we entered into an employment agreement with Mr. John N. Haugh that provided for the employment of Mr. Haugh as our President as of February 23, 2016 (the “Commencement Date”) and as our President and Chief Executive Officer commencing April 1, 2016 and continuing until February 23, 2019 (the “Term”).

Pursuant to the employment agreement, Mr. Haugh was entitled to an annual base salary of not less than $1,000,000.

Under the employment agreement, Mr. Haugh was entitled to participate in our executive bonus program and was eligible to receive annual target bonuses of up to 100% of his base salary, with increases of up to a maximum of 200% of his base salary. Mr. Haugh was also entitled to various benefits, including benefits available to our other senior executives and certain expenses for his relocation to the New York metropolitan area, up to a maximum of $300,000.

The employment agreement with Mr. Haugh also contained confidentiality, non-disparagement and cooperation provisions for an indefinite period, and non-competition and non-solicitation provisions during employment and for twenty-four (24) months thereafter.

In connection with Mr. Haugh’s departure from the Company on June 15, 2018, he executed a general release of claims in favor of the Company, its affiliates and other related parties. In consideration for the release, Mr. Haugh became entitled to receive the following severance benefits under his former employment agreement with the Company: (a) $2,000,000, representing an amount equal to two times his base salary, which amount is payable in equal installments during the 24-month period following the departure date; (b) a pro rata portion of his annual bonus for 2018 based on actual results for such year, payable at such time as bonuses for 2018 are paid to our executives generally, which the Composition Committee determined to be $0.00; and (c) subject to his timely election of continuation coverage under COBRA with respect to our group health insurance plans in which he participated immediately prior to his departure and further subject to his continued payment of premiums for such plans at the “active employee” rate, COBRA continuation coverage for up to 18 months following such departure. Additionally, upon his departure, in exchange for his release of claims, Mr. Haugh remained eligible to vest in the following equity awards that were unvested at the time of his departure: (i) 65,015 PSUs, which represent one-third of the 2017 LTIP PSUs that he would remain eligible to earn through the end of the three-year performance period from January 1, 2017 through December 31, 2019, assuming that target PSUs (i.e., 195,045) will be earned with respect to such performance period; (ii) 181,057 PSUs, which represent the 2016 LTIP PSUs that have been or would be converted to time-based RSUs as of December 31, 2017 based on actual performance, with such time-based RSUs to be settled on December 31, 2018, provided that Mr. Haugh has continuously complied with the restrictive covenants set forth in his former employment agreement; and (iii) 82,108 RSUs, which represent the make-whole RSUs granted to Mr. Haugh in connection with the commencement of his employment with respect to which the underlying shares of our Common Stock would be delivered on the original vesting date (i.e., February 22, 2019), provided Mr. Haugh has continuously complied with the restrictive covenants set forth in his former employment agreement.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity-based awards at December 31, 2018 for our named executive officers, including grant dates and vesting dates related thereto:

Name	Number of Securities Underlying Unvested Restricted Stock (1) (#)		Grant Date	Vesting Date
Robert C. Galvin	277,393		10/18/2018	3/31/2019
	277,393		10/18/2018	3/31/2020
	277,393		10/18/2018	3/31/2021
	1,541,069		10/18/2018	10/18/2019
	2,311,604		10/18/2018	10/15/2021
John N. Haugh	82,108	(2)	2/23/2016	2/22/2019
	6,410	(2)	3/31/2016	2/22/2019
	65,015	(3)	3/7/2017	3/30/2020
F. Peter Cuneo	—		—	—
David K. Jones	—		—	—
Jason Schaefer	—		—	—
Jeffrey Wood(4)	739		3/17/17	3/30/2019
	738		3/17/17	3/30/2020
	4,433		3/17/17	3/30/2020
	6,038		3/15/2018	3/30/2019
	6,038		3/15/2018	3/30/2020
	6,038		3/15/2018	3/30/2021

(1)	Includes both RSUs and PSUs.

(2)	Such RSUs vested on February 22, 2019, in accordance with the terms of his former employment agreement.

(3)	Such RSUs vest on March 30, 2020, subject to Mr. Haugh’s compliance with the applicable terms of his former employment agreement.

(4)	All such RSU awards and PSU awards listed hereunder in respect of Mr. Wood were forfeited by Mr. Wood as of February 2, 2019, in connection with his resignation from the Company.

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VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our Common Stock as of March 8, 2019 by each of our directors and our named executive officers, all of our executive officers and directors, as a group, and each person known by us to beneficially hold more than five percent (5%) of our Common Stock, based on information obtained from such persons.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities beneficially owned, subject to community property laws where applicable. The shares “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, shares of our Common Stock underlying options, warrants, restricted stock units and other convertible securities that are exercisable or convertible within sixty (60) days of March 8, 2019 and shares of our Common Stock underlying restricted stock awards that vest within sixty (60) days of March 8, 2019 are deemed to be beneficially owned by the person holding such securities and to be outstanding for purposes of determining such holder’s percentage ownership. The same securities may be beneficially owned by more than one person. Percentage ownership is based on 88,619,484 shares of our Common Stock outstanding as of March 8, 2019. The address for each beneficial owner, unless otherwise noted, is c/o Iconix Brand Group, Inc. at 1450 Broadway, Third Floor, New York, New York 10018.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Company’s Outstanding Common Stock Beneficially Owned
F. Peter Cuneo	52,243		*
Robert C. Galvin	478,914		*
John T. McClain	354,258		*
Justin Barnes	—		—
Drew Cohen	61,737		*
Mark Friedman	65,981		*
Sue Gove	30,052		*
James A. Marcum	74,057		*
John N. Haugh	484,184		*
David K. Jones	77,003		*
Jason Schaefer	55,446		*
Jeffrey Wood	30,999		*
All directors and executive officers as a group (8 persons)(1)	1,117,242		1.3%

UBS Group AG 1450 Broadway New York, NY 10018	11,265,289	(2)	9.985	%(3)
Sports Direct International plc Unit A Brook Park East Shirebrook, England NG20 8RY	5,664,115	(4)	6.4%
Monecor (London) Limited (trading as ETX Capital) One Broadgate London EC2M 2QS United Kingdom	5,001,575	(5)	5.6%
Radcliffe Capital Management, L.P. 50 Monument Road, Suite 300 Bala Cynwyd, PA 19004	7,707,845	(6)	8.7%

*	Less than 1%

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(1)	Excludes Mesrrs. Haugh, Jones, Schaefer and Wood, as each no longer serves as an executive officer of the Company. Ownership information for Mesrrs. Haugh, Jones, Schaefer and Wood is based upon their most recent Section 16 public filing.

(2)	Based on a Schedule 13G/A filed on February 13, 2019, UBS Group AG disclaims beneficial ownership of such securities. These shares are beneficially owned by the UBS Asset Management, a division of UBS Group AG, and its subsidiaries and affiliates on behalf of its clients. This filing does not reflect securities, if any, beneficially owned by any other division of UBS Group AG. The address of record for the UBS Group AG is Bahnhofstrasse 45 Zurich, Switzerland.

(3)	UBS Group AG’s holdings above include shares to be issued upon the conversion of the Company’s 5.75% Convertible Notes due 2023 (the “2023 Notes”). Based upon the above information, UBS Group AG would hold approximately 12.7% of the Company’s outstanding common stock as of the date of this table. However, pursuant to the terms of the indenture governing the 2023 Notes, holders of the 2023 Notes are limited from converting 2023 Notes if such conversion would result in the holder owning more than 9.985% of our common stock.

(4)	Based on a Schedule 13D/A filed on July 27, 2018, Sports Direct is deemed to have beneficial ownership of these shares. The address of record for Sports Direct is Sports Direct International plc, Unit A Brook Park East, Shirebrook NG20 8RY, United Kingdom.

(5)	Based on a Schedule 13G filed on February 14, 2018, Monecor (London) Limited is deemed to have beneficial ownership of these shares. Monecor (London) Limited’s address of record is One Broadgate, London, EC2M 2QS, United Kingdom.

(6)	Based on a Schedule 13G filed on February 14, 2019, 7,708,845 shares are deemed beneficially owned by Radcliffe Capital Management, L.P., RGC Management Company, LLC, Radcliffe Ultra Short Duration Master Fund, L.P., Radcliffe Capital Investors, LLC, Christopher Henkel and Steven B. Katznelson LLC (all reporting persons on such Schedule 13G, the “Radcliffe Holders”). The Radcliffe Holders disclaim beneficial ownership of such securities. Each of the Radcliffe Holders has shared voting power over the securities that it is deemed to beneficially own, other than 1,000 shares that Christopher Hinkel is deemed to beneficially own. The address of each of the Radcliffe Holders is 50 Monument Road, Suite 300, Bala Cynwyd, PA 19004.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our Audit Committee must review and approve, where appropriate, all related party transactions.

On July 25, 2018, we entered into a cooperation agreement (the “Agreement”) with Sports Direct International plc (“Sports Direct”), which beneficially owned 5,664,115 shares of Common Stock on such date, that allowed Sports Direct to appoint two members to the Company’s Board of Directors. The Board appointed Justin Barnes and James Marcum as directors designated by Sports Direct. A copy of the Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 27, 2018. Pursuant to the terms of the Agreement, it terminated in January 2019.

The Company has entered into certain license agreements in which the core licensee is also one of our joint venture partners. Additionally, transactions with Sports Direct are included in the table below. As of December 31, 2018, the Company recognized the following royalty revenue amounts:

FY 2018
Joint Venture Partner
Global Brands Group Asia Limited	$19,544
MHMC	2,927
Albion Equity Partners LLC / GL Damek	2,644
Rise Partners, LLC / Top On International Group Limited	977
Sports Direct International plc	915
Anthony L&S	623
M.G.S. Sports Trading Limited	610
Pac Brands USA, Inc.	246
Buffalo International ULC	—
Roc Nation	—
$28,486

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AUDIT COMMITTEE REPORT

In 2018, the Audit Committee met with management and representatives of BDO USA, LLP to review and discuss preparations for the audit, including review of control procedures required pursuant to implementation of Section 404 of the Sarbanes-Oxley Act, and the procedures and timing of the audit of our financial statements. Following completion of the audit of the financial statements, the Audit Committee met with representatives of BDO USA, LLP and management to review and discuss the audited financial statements. The Audit Committee also discussed with representatives of BDO USA, LLP the matters required to be discussed by Auditing Standards No. 1301: as amended, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee received the written disclosures and the confirming letter from BDO USA, LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with BDO USA, LLP its independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee, as it was constituted on December 31, 2018, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2018.

THE AUDIT COMMITTEE

Sue Gove, Chairperson
Mark Friedman
James Marcum

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Proposal II

Ratification of the Appointment of Independent Registered Public Accountants

BDO USA, LLP has audited and reported upon our financial statements for our fiscal year ended December 31, 2018. The Audit Committee of the Board of Directors has re-appointed BDO USA, LLP as our independent registered public accountants for 2019. Although stockholder approval of the appointment of BDO USA, LLP is not required by law, the Audit Committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO USA, LLP is being submitted for stockholder ratification, the Audit Committee reserves the right, even after ratification by stockholders, to change the appointment of BDO USA, LLP, our independent registered public accountants, at any time during the 2019 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

In addition to retaining BDO USA, LLP to audit our financial statements, we engage BDO USA, LLP from time to time to perform other services, as approved by the Audit Committee.

Audit Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of (a) the Company’s annual financial statements for 2017, internal controls over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q, comfort letters and consents related to SEC registration statements for 2017 totaled approximately $1,667,709, and (b) the Company’s annual financial statements for 2018, the reviews of the financial statements included in the Company’s Forms 10-Q and consents related to SEC registration statements for 2018 totaled approximately $1,095,000.

Audit-Related Fees. There were approximately $164,047 and $380,842 aggregate fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and other capital raising activities for 2018 and 2017, respectively, and that are not disclosed in the paragraph captioned “Audit Fees” above.

Tax Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance and consulting for 2018 and 2017 were approximately $135,805 and $355,108, respectively.

All Other Fees. There were no fees billed by BDO USA, LLP for products and services other than the services described in the paragraphs captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees” above for 2018 and 2017.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO USA, LLP in 2018. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee Chairperson or his or her designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee Chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved all the foregoing audit services and permissible non-audit services provided by BDO USA, LLP.

Board Recommendation

The affirmative votes of the holders of record of a majority of voting interest of the shares of stock cast for such matter at the Annual Meeting is required for approval of this proposal. The Board of Directors unanimously recommends that you vote “FOR” approval of Proposal II and the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the fiscal year ending December 31, 2019.

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Proposal III

To Approve, by Non-Binding Advisory Vote, the Resolution Approving Named Executive Officer Compensation

We are asking stockholders to approve a non-binding advisory resolution on named executive officer compensation as reported in this Proxy Statement. As described within the “Executive Compensation” section of this Proxy Statement, the Compensation Committee has structured the Company’s named executive officer compensation program to achieve the following objectives:

•	Attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets.

•	Align pay with performance—as well as with the long-term interests of stockholders—by linking payouts to performance measures that promote long-term stockholder value.

•	Ensure continuity of the services of named executive officers so that they will contribute to, and be a part of, the Company’s long-term success and to promote and sustain stability in the executive team.

The Company and the Compensation Committee of our Board of Directors consistently review our executive compensation program to ensure that it reflects competition in the market place for talented individuals so that we can attract and retain skilled and committed long-term executives who we believe will contribute to accomplishing our vision. We continue to review our compensation plans closely and will make additional changes, as necessary, in an effort to ensure our practices are in keeping with industry norms and standards.

We urge stockholders to read the section entitled “Executive Compensation” in this Proxy Statement, which describes in more detail how the Company’s named executive officer compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and related narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the section entitled “Executive Compensation” are effective in achieving the Company’s goals and are in accordance with the compensation of our named executive officers reported in this Proxy Statement.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Iconix Brand Group, Inc. (the “Company”) hereby approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, compensation tables and narrative discussion in the Proxy Statement for the Company’s 2019 annual meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors, the Compensation Committee and the Company. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

Board Recommendation

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock cast for such matter at the Annual Meeting is required for approval of this proposal. The Board of Directors unanimously recommends a vote “FOR” the approval of the non-binding advisory resolution on the Company’s named executive officer compensation.

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Proposal IV

To Approve Reverse Stock Split

On March 14, 2019, we effected a one-for-ten (1:10) reverse stock split of the Company’s outstanding Common Stock (the “Reverse Stock Split”). The reverse stock split reduced the number of our outstanding shares of Common Stock from approximately 88.5 million shares to approximately 8.9 million shares. The number of authorized shares of Common Stock was not adjusted as a result of the reverse stock split. The reverse stock split became effective at 12:01 a.m. Eastern time on March 14, 2019 and the consolidated common stock began trading on The Nasdaq Global Select Market on a split-adjusted basis at market open on March 14, 2019. In the event that it be necessary to comply with Nasdaq listing standards, we are soliciting shareholder approval of an additional reverse stock split.

We are asking stockholders to approve the Certificate of Amendment to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the issued shares of the Company’s Common Stock at a reverse stock split ratio of not less than 1-for-2 and not more than 1-for- , the exact reverse stock split ratio to be determined by the Board of Directors and publicly announced prior to the filing of the Certificate of Amendment to the Certificate of Incorporation.

If the proposal is adopted by the stockholders, the reverse stock split will be accomplished by the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation. The Certificate of Amendment that is filed will contain the reverse stock split ratio determined by the Board of Directors to be in the best interests of the Company and its stockholders, which determination shall be made within ninety (90) days after the date of the Annual Meeting.

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately before the reverse stock split.

Reasons for the Reverse Stock Split

The Board believes that a reverse stock split is desirable and may be necessary to maintain the continued listing of our Common Stock on Nasdaq.

Stock Exchange Requirements

Our Common Stock is currently listed on Nasdaq under the symbol “ICON.” On November 27, 2018, the Company received a written notice from Nasdaq that the Company’s Common Stock would be delisted from the Nasdaq Global Select Market for compliance with (a) Nasdaq’s Listing Rule 5550(a)(2) (the “Minimum Closing Bid Price Rule”) (as the minimum closing bid price of our Common Stock had been below $1.00 for thirty (30) consecutive business days) and (b) Nasdaq Listing Rule 5450(b)(3)(c) (the “Minimum Market Value Rule” and, together with the Minimum Closing Bid Price Rule, the “Rules”) (as the minimum market value of the Company’s Common Stock fell below $15,000,000 for a period of 30 consecutive business days). In accordance with Nasdaq’s procedures, the Company appealed Nasdaq’s determination by requesting a hearing (the “Hearing”) before a Nasdaq Hearings Panel (the “Panel”) to seek continued listing, which stayed the delisting of the Company’s Common Stock. The Hearing occurred on January 10, 2019.

On January 15, 2019, the Panel granted the Company’s request for continued listing of the Company’s Common Stock on The Nasdaq Global Select Market pursuant to an extension through May 27, 2019, subject to the condition that the Company regain compliance with the Minimum Closing Bid Price Rule by such date and provide the Panel with certain interim progress reports. If the Company does not regain compliance with the Minimum Closing Bid Price Rule by May 27, 2019 or, based on the Company’s interim progress reports, the Panel reconsiders the extension before then, Nasdaq will delist the Company’s Common Stock from the Nasdaq Global Select Market. As noted above, the Company completed the Reverse Stock Split in March 2019, which may bring the Company into compliance with the Minimum Closing Bid Price Rule.

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The reverse stock split could enhance our ability to regain compliance if the price of our Common Stock following the reverse stock split is at least $1.00 for ten (10) consecutive trading days. However, we cannot provide any assurance that any increase our stock price would remain following the reverse stock split or that we would satisfy the other requirements for continued listing on Nasdaq.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-to-2 and not more than 1-to-        , as determined by our Board in its sole discretion. The Board believes that stockholder adoption of a range of reverse stock split ratios (as opposed to adoption of a single reverse stock split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other factors:

•	the historical trading price and trading volume of our Common Stock;
•	the number of shares of our Common Stock outstanding;
•	the then-prevailing market price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;
•	the impact of the reverse stock split (and the previously completed Reverse Stock Split) on our ability to regain compliance with the listing standards for The Nasdaq Global Select Market;
•	the anticipated impact of the reverse stock split on our ability to raise additional financing;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

The Board (or any authorized committee of the Board) reserves the right to elect to abandon the reverse stock split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this proposal and if deemed by the Board to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than twelve (12) months from the date of the Annual Meeting.

Principal Effects of the Reverse Stock Split

By approving this proposal, stockholders will approve the combination of any number of shares of Common Stock between and including             and           , with the exact number to be determined by the Board, into one share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

As explained above, the reverse stock split will be effected simultaneously for all issued and outstanding shares of Common Stock and the exchange ratio will be the same for all issued and outstanding shares of Common Stock.

The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders having his or her shares rounded up to a whole share in lieu of owning a fractional share, as described in the section titled “Fractional Shares” below.

The reverse stock split will not change the terms of our Common Stock. After the reverse stock split, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Exchange Act. Following the reverse stock split, unless we are delisted from The Nasdaq Global Select Market, our Common Stock will continue to be quoted on The Nasdaq Global Select Market under the symbol “ICON.”

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The shares that are authorized but unissued after the reverse stock split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our Common Stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of Common Stock or other securities convertible into Common Stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

Effect on Authorized but Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock available for issuance. As a result, the number of shares of Common Stock that we are authorized to issue will be decreased ratably in proportion to reverse split ratio authorized by the Board of Directors. Therefore, the number of shares available for future issuance by us will not be increased. As of March 22, 2019, we have 251,162,341 authorized and unissued shares of Common Stock, all of which are currently reserved for issuance.

Procedure for Effecting Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, and if at such time the Board still believes that the reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the reverse stock split to be implemented. The reverse stock split will become effective as of 12:01 a.m., Eastern Time, on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the reverse stock split within twelve (12) months from the date of the Annual Meeting, the authority granted in this proposal to implement the reverse stock split will terminate.

Except as described below under the section titled “Fractional Shares,” at the effective time, each number of issued and outstanding pre-reverse split shares that the Board has determined will be combined into one post-reverse split share, will, automatically and without any further action on the part of our stockholders, be combined into and become one share of Common Stock.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the split ratio will automatically be entitled to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number. Stockholders of record at the effective time of the reverse stock split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-split shares, to receive an additional share of Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Risks Associated with the Reverse Stock Split

We cannot predict whether the reverse stock split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in similar circumstances is varied, and the market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the reverse stock split, including:

•	The market price per share of our shares of Common Stock post-reverse stock split may not remain in excess of the minimum bid price per share required by The Nasdaq Global Select Market, and the Company may fail to meet the other requirements for continued listing on The Nasdaq Global Select Market.

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•	Although the Board believes that a higher stock price may help generate the interest of new investors, the reverse stock split may not result in a per-share price that will successfully attract certain types of investors, and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the reverse stock split, and there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above.
•	The reverse stock split could be viewed negatively by the market, and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-reverse stock split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the reverse stock split. Accordingly, the total market capitalization of our shares of Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.
•	The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Book-Entry Shares

All of our outstanding Common Stock is uncertificated, or held in book-entry form (i.e., shares not represented by a physical stock certificate). If the reverse stock split is effected, stockholders who hold uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Principal Effects of Reverse Stock Split on Outstanding Options, Outstanding Convertible Debt, and Option Plan

As of December 31, 2018, as adjusted for the completion of the Reverse Stock Split, there were outstanding stock options to purchase an aggregate of 1,500 shares of our Common Stock with a weighted average exercise price of $171.60 per share. In addition, as of December 31, 2018, we had approximately $109.7 million in aggregate principal balance of our 5.75% convertible notes outstanding entitling the holders thereof to acquire approximately 6.4 million shares of our Common Stock (as adjusted for the completion of the Reverse Stock Split). In addition, if our convertible debt is converted before maturity, the Company would be required to pay a make-whole amount to the holders thereof in respect of future interest payments, which may be payable in additional shares of Common Stock. When the reverse stock split becomes effective, the number of shares of Common Stock covered by such rights will be reduced to between and including one-    th and one-    th of the number currently covered (rounded up to the nearest whole number), and the exercise or conversion price per share will be increased by between and including      and      times the current exercise or conversion price (rounded down to the nearest $0.01), resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the reverse stock split.

In addition, the number of shares of our Common Stock available for grant under, and the number of shares of our Common Stock subject to stock options or other rights authorized under, the Company’s equity incentive plan will automatically be proportionately adjusted for the reverse stock split ratio, such that fewer shares will be subject to such plans and awards. Further, the per share exercise price under such awards will automatically be proportionately adjusted for the reverse stock split.

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Accounting Matters

The reverse stock split will not affect the Common Stock capital account on our balance sheet. However, because the par value of our Common Stock will remain unchanged at the effective time of the split, the components that make up the Common Stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board decides to implement, the stated capital component will be reduced proportionately based upon the reverse stock split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. Immediately after the reverse stock split, the per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the reverse stock split.

Effect on Par Value

The reverse stock split will not affect the par value of our Common Stock, which will remain at $0.001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and the stockholders. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, our Certificate of Incorporation or our By-Laws, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our Common Stock. This summary addresses only such stockholders who hold their pre-split shares as capital assets and will hold the post-split shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, trusts, estates, entities treated as partnerships for U.S. federal income tax purposes, tax-exempt organizations, regulated investment companies, REITs, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and IRS rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult his, her or its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split.

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Exchange Pursuant to Reverse Stock Split

The reverse stock split is intended to qualify as a tax-free recapitalization under the Code. Assuming the reverse stock split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the reverse stock split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares. The post-split shares in the hands of a stockholder following the reverse stock split will generally have an aggregate tax basis equal to the aggregate tax basis of the pre-split shares held by that stockholder immediately prior to the reverse stock split, and a stockholder’s holding period for its post-split shares generally will be the same as that stockholder’s holding period for the pre-split shares.

Whole Shares in-Lieu-of Fractional Shares

A stockholder who receives a whole share of Common Stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Any such recognition of gain may affect the holding period and adjusted tax basis of the stockholder’s whole share received in lieu of a fractional share. Stockholders should consult with their own tax advisors regarding the U.S. federal income tax consequences to them of the reverse stock split. Backup withholding may apply to a stockholder who receives a whole share of Common Stock in lieu of a fractional share unless the stockholder provides the exchange agent with appropriate documentation establishing that backup withholding is not required.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon the reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the amendment is approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the proposed amendment if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Board Recommendation

The affirmative vote of the holders of record of a majority in voting interest of the shares of Common Stock outstanding are required for approval of this proposal. The Board of Directors unanimously recommends a vote “FOR” the proposal to effect a reverse stock split.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING AND OTHER INFORMATION

Proxy Proposals Brought Under Rule 14a-8

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2020 must submit the proposal to us at our address set forth on the first page of this Proxy Statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act not later than                        , 2020 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Any such proposals should contain, among other things, the name and record address of the stockholder and the class and number of shares of our Common Stock beneficially owned as of the record date established for the meeting. The proposal, as well as any questions related thereto, should be directed to the Company’s Secretary. At the 2020 annual meeting of stockholders, the Company’s management will be able to vote proxies in its discretion on any proposal not included in the Company’s proxy statement for such meeting if the Company does not receive required notice of the proposal on or before                        , 2020, under Rule 14a-4(c) of the Exchange Act.

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Director Nominations, Proposals for Action and Other Business Brought Before the Annual Meeting

Our By-Laws require that proposals of stockholders made outside of the processes of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the By-Laws, including providing all of the information specified in the By-Laws no earlier than January 8, 2020 and no later than February 7, 2020; provided, however, that in the event that the 2020 annual meeting of stockholders is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than May 7, 2020, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to the date of such annual meeting and not later than the close of businesses on the later of the ninetieth (90th) calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) calendar days prior to the date of such annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of such annual meeting is first made. Stockholders are advised to review our By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

We did not receive any notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Rule 14a-4(c) of the Exchange Act, any proxies held by persons designated as proxies by our Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

Other Matters

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted a rule that allows us or your broker to send a single set of proxy materials and annual reports to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce our expenses. The rule applies to our annual reports, proxy materials (including this Proxy Statement) and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or unless you instruct otherwise. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and, if applicable, other proxy materials, please notify your broker, or if you are holding a physical stock certificate, direct your written or oral request to Iconix Brand Group, Inc., 1450 Broadway, Third Floor, New York, New York 10018 Attention: Secretary or (212) 730-0030, and we will promptly deliver them. Stockholders who currently receive multiple copies of this Proxy Statement and, if applicable, other proxy materials at their address and would like to request “householding” of their communications should contact their broker or our Secretary at the above address.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement and the Form 10-K is being made available to stockholders via the Internet. If you would like to receive a printed copy of this Proxy Statement and the Form 10-K, you should follow the instructions for requesting such information in the notice you receive.

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This Proxy Statement and the Form 10-K also are available on our website at www.iconixbrand.com.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by us. We have engaged Morrow Sodali LLC (“Morrow”) to assist in the administration, distribution and solicitation of proxies for the Annual Meeting, and we expect that its fees will be approximately $15,000. Morrow’s address is 470 West Avenue, Stamford, CT 06902. Stockholders can reach Morrow at (800) 662-5200. Banks and brokers may call collect at (203) 658-9400. Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, mail, Internet, telegraph or special letter.

In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers whose shares of Common Stock are registered in nominee name. We will reimburse such persons for their reasonable out-of-pocket costs.

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

F. Peter Cuneo

Chairman

 April      , 2019

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PRELIMINARY PROXY MATERIALS
SUBJECT TO COMPLETION, DATED APRIL 1, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUICK ★ ★ ★ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 6, 2019.

INTERNET/MOBILE—WWW.CSTPROXYVOTE.COM Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE—1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

Proxy	▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 and 4.

1. Election of Directors	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
				2. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2019.	☐	☐	☐
(01) Justin Barnes	☐	☐	☐
(02) F. Peter Cuneo	☐	☐	☐	3. To approve, by non-binding advisory vote, the resolution approving named executive officer compensation.	☐	☐	☐
(03) Drew Cohen	☐	☐	☐
(04) Robert C. Galvin	☐	☐	☐

4. To adopt an amendment to the Company’s Certificate of Incorporation, as amended, to authorize the Board to effect a reverse stock split of the issued shares of the Company’s Common Stock at a reverse stock split ratio of not less than 1-for-2 and not more than 1-for- .

					☐	☐	☐

(05) James Marcum	☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

This proxy will be voted as specified. If no specification is made, this proxy will be voted in favor of all the nominees listed in proposal 1 and “for” proposals 2, 3 and 4.

Signature _____________ Signature, if held jointly _____________ Date ______, 2019

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 7, 2019.

The Proxy Statement and our 2018 Annual Report on Form 10-K are available at:

http://www.cstproxy.com/iconixbrand/2019

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

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PROXY

ICONIX BRAND GROUP, INC.
1450 BROADWAY, THIRD FLOOR
NEW YORK, NEW YORK 10018

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT C. GALVIN and JOHN T. MCCLAIN, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) on Thursday, May 7, 2019, at 10:00 a.m., Eastern Time, at the offices of the Company, located at 1450 Broadway, 3rd Floor, New York, New York 10018, or at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side. The undersigned hereby revokes any proxy heretofore given with respect to the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)

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